EXHIBIT 15

June 6, 2023

The Board of Directors and Stockholders of Ross Stores, Inc.:

5130 Hacienda Drive
Dublin, CA 94568

We are aware that our report dated June 6, 2023, on our review of the interim financial information of Ross Stores, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended April 29, 2023, is incorporated by reference in Registration Statements Nos. 333-06119, 333-34988, 333-51478, 333-56831, 333-115836, 333-151116, 333-210465, and 333-218052 on Form S-8.

Yours truly,
/s/Deloitte & Touche LLP

San Francisco, California